UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) or (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

ETFS Trust

-------------

(Exact name of registrant as specified in its charter)

Delaware --------------------------------------------- (State of incorporation or organization)	See below ----------------------- (IRS Employer Identification No.)
ETFS Trust 48 Wall Street 11th Floor New York, New York --------------------------------------------- (Address of principal executive offices)	10005 ----------------------- (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered	Name of exchange on which each class is to be registered	I.R.S. Employer Identification Number
ETFS Diversified-Factor U.S. Large Cap Index Fund	NYSE Arca, Inc.	47-2041577
ETFS Diversified-Factor Developed Europe Index Fund	NYSE Arca, Inc.	47-2050728
ETFS Zacks Earnings Large-Cap U.S. Index Fund	NYSE Arca, Inc.	47-2021510
ETFS Zacks Earnings Small-Cap U.S. Index Fund	NYSE Arca, Inc.	47-2032776

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

Securities Act registration statement file number to which this form relates: 333-198170

Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1. Description of Registrant’s Securities to be Registered.

Reference is made to Pre-Effective Amendment No. 2 to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-198170 and 811-22986), as filed with the U.S. Securities and Exchange Commission (“SEC”) via EDGAR (Accession No. 0000930413-15-000063) on January 7, 2015, which is incorporated herein by reference.

Item 2. Exhibits

A. Registrant’s Certificate of Trust, dated January 9, 2014 and as filed with the state of Delaware on January 10, 2014, is incorporated herein by reference to Exhibit (a)(1) of the Registrant’s Initial Registration Statement on Form N-1A (File Nos. 333-198170 and 811-22986), as filed with the U.S. Securities and Exchange Commission (“SEC”) via EDGAR (Accession No. 0000930413-14-003692) on August 15, 2014.

B. Registrant’s Declaration of Trust dated January 9, 2014 is incorporated herein by reference to Exhibit (a)(2) of the Registrant’s Initial Registration Statement on Form N- 1A (File Nos. 333-198170 and 811-22986), as filed with the U.S. Securities and Exchange Commission (“SEC”) via EDGAR (Accession No. 0000930413-14-003692) on August 15, 2014.

C. Registrant’s By-Laws, as adopted August 4, 2014, are incorporated herein by reference to Exhibit (b) of the Registrant’s Initial Registration Statement on Form N-1A (File Nos. 333-198170 and 811-22986), as filed with the U.S. Securities and Exchange Commission (“SEC”) via EDGAR (Accession No. 0000930413-14-003692) on August 15, 2014.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: January 16, 2015	ETFS Trust By: /s/ Benoit Autier Benoit Autier President